UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2025

AMAZE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2901 West Coast Highway, Suite 200 Newport Beach, CA	92663
(Address of principal executive offices)	(Zip Code)

(855) 766-9463

Registrant’s telephone number, including area code

Fresh Vine Wine, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	AMZE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Senior Secured OID Convertible Promissory Notes

On September 11, 2025, Amaze Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain holders of its secured original issue discount notes (the “Prior Notes”). Under the terms of the Purchase Agreement, the investors agreed to purchase approximately $4,143,234 in aggregate principal amount of senior secured original issue discount convertible promissory notes (the “New Convertible Notes”) for a total consideration of $4,043,234.24 by (i) exchanging with the Company approximately $3,043,234 of aggregate outstanding principal amount, plus accrued interest, of Prior Notes held by them and (ii) paying $1,000,000 in cash to the Company.

The New Convertible Notes are senior secured obligations of the Company and will mature on March 11, 2026 unless earlier converted. The New Convertible Notes bear interest at an annual rate of 7%, payable on the first trading day each month. The Company may extend the maturity date for six months, upon which the principal and accrued and unpaid interest will be increased to 110% of the total principal and all accrued and unpaid interest as of the original maturity date. The New Convertible Notes have an initial conversion price of $2.33 per share, subject to adjustment for subsequent lower price issuances or deemed issuances by the Company as well as stock splits, combinations, stock dividends and reclassifications. The New Convertible Notes are convertible at any time after the issuance date. If the Company receives a conversion notice at a time when the conversion price is less than the floor price, the Company will issue a number of shares equal to the conversion amount divided by the floor price and pay the economic difference between the applicable conversion price (without regard to the floor price) and such floor price in cash. The floor price is $1.50, subject to adjustment for stock splits, combinations, stock dividends and reclassifications.

The New Convertible Promissory Notes contain a 9.99% maximum beneficial ownership limitation, and customary provisions regarding events of defaults and negative covenants.

Under the New Convertible Notes, the investors have the right to participate in any subsequent financing (other than an at-the-market offering or equity line of credit) by exchanging a portion of such investor’s New Convertible Note on a pro rata basis of up to 100% of the securities or instruments being offered and sold in such financing, at a 20% discount. In addition, if while the New Convertible Note is outstanding the Company receives cash proceeds from any financing, the Company is required to prepay the principal and accrued and unpaid interest thereon within one trading day thereof, in an amount equal to the investor’s pro rata portion of 30% of the net proceeds received by the Company in such financing. However, such prepayment will not apply to (i) the first $1,500,000 of net proceeds received by the Company after September 11, 2025 pursuant to the Securities Purchase Agreement dated May 6, 2025 between the Company and C/M Capital Master Fund, LP, (ii) the proceeds received under the Securities Purchase Agreement dated August 7, 205 between the Company and Parler Cloud Technologies, LLC and (iii) the first $2,500,000 of net proceeds received by the Company in an at-the-market offering (the “Continuing Offering Thresholds”). If the closing price of the Company’s common stock falls below 50% of the floor price, then the Continuing Offering Thresholds will cease to apply and the prepayment amount will increase to 50% from 30% of the net proceeds.

Under the terms of the Purchase Agreement, the investors have the right to participate in future issuances by the Company of common stock or common stock equivalents for cash consideration, indebtedness or a combination thereof until the 18-month anniversary of the date of the Purchase Agreement, in an amount up to 25% of such financing. The Company also agreed not to effect or enter into any agreement to effect any issuance of common stock or common stock equivalents involving a Variable Rate Transaction (as defined in the Purchase Agreement), for so long as any investor holds any New Convertible Notes. In addition, if, any time until the New Convertible Notes are no longer outstanding, the Company proposes to offer and sell securities in a subsequent financing, each investor may elect, in its sole discretion, to exchange all or a portion of such investor’s New Convertible Note for securities of the same type issued in such subsequent financing, based on 110% the principal amount of the New Convertible Note then outstanding.

The Company has agreed to use its best efforts to seek stockholder approval of the issuance of shares of common stock upon conversion of the New Convertible Note in excess of 19.9% of the issued and outstanding common stock no later than the 90th date from the date of the Purchase Agreement.

The Purchase Agreement also contains customary representations, warranties, and covenants by the Company as well as indemnification obligations. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Security Agreement, Pledge Agreement and Subsidiary Guarantee

The New Convertible Notes are secured by a security interest in all of the properties and assets of the Company and its subsidiaries pursuant to a security agreement (the “Security Agreement”) and by a security interest in all of the issued and outstanding equity interests of entities owned by the Company pursuant to a pledge agreement (the “Pledge Agreement), in each case, subject to permitted liens. In addition, the Company’s obligations under the New Convertible Notes are guaranteed in full by each of the Company’s subsidiaries pursuant to a subsidiary guarantee (the “Subsidiary Guarantee“).

Registration Rights Agreement

In connection with the Purchase Agreement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the investors. Under the Registration Rights Agreement, the Company agreed to file a registration statement with the SEC covering the resale of the shares of Common Stock issuable under the New Convertible Notes Agreement within 20 calendar days after the date of the Purchase Agreement and to use its best efforts to cause such registration statement to be declared effective by the SEC within 10 days after the filing date if the SEC staff indicates that such registration statement will be subject to a “limited” review, or within 45 days after the filing date if the SEC staff indicates to the Company that such registration statement will be subject to a “full” review. The registration rights granted under the Registration Rights Agreement are subject to certain conditions and limitations and are subject to customary indemnification and contribution provisions.

The foregoing description of the Purchase Agreement, the New Convertible Note, the Security Agreement, the Subsidiary Guarantee, the Pledge Agreement and the Registration Rights Agreement is qualified in its entirety by reference to the full text of such documents, copies of which are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance

Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference. The New Convertible Notes were offered and sold in reliance upon exemptions from registration pursuant to Section 3(a)(9) and Section 4(a)(2) under the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement dated as of September 11, 2025 among Amaze Holdings, Inc. and the investors listed therein
10.2	Form of Senior Secured Original Issue Discount Convertible Promissory Note dated September 11, 2025
10.3	Security Agreement dated as of September 11, 2025 between Amaze Holdings Inc. and the Collateral Agent for the benefit of each of the investors
10.4	Subsidiary Guarantee dated as of September 11, 2025 among Amaze Holdings, Inc. and the subsidiaries identified therein, in favor of C/M Capital Master Fund, LP as collateral agent
10.5	Pledge Agreement dated as of September 11, 2025 between Amaze Holdings, Inc. and C/M Capital Master Fund, LP as collateral agent
10.6	Registration Rights Agreement dated as of September 11, 2025 among Amaze Holdings, Inc. and the investors identified therein
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2025

AMAZE HOLDINGS, INC.

	By:	/s/ Aaron Day
	Name:	Aaron Day
	Title:	Chief Executive Officer